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                                                                     Exhibit 1.7

                                  [Translation]

                               QUEBECOR MEDIA INC.
                                 (the "Company")


                       BY-LAW AUTHORIZING THE CREATION OF
             SERIES C AND SERIES D CUMULATIVE FIRST PREFERRED SHARES
                              OF THE SHARE CAPITAL
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                                      being

                              BY-LAW NUMBER 2004-1

BE IT ENACTED AND IT IS HEREBY ENACTED AS BY-LAW NO. 2004-1 OF THE COMPANY AS
FOLLOWS:


     1. This by-law authorizes the creation of a third and fourth series of cumulative first preferred shares, i.e., series C and series D cumulative first preferred shares, the rights, privileges, restrictions and conditions of which are more fully described in Schedules 1 and 2 hereto, which form an integral part hereof.

     2. Pursuant to this by-law, the President and the Secretary of the Company are authorized and instructed and have the power to sign this by-law for and on behalf of the Company and their signature hereto shall be deemed conclusive evidence of the approval of this by-law by the board of directors and the shareholder of the Company.

     3. Any director or officer of the Company is hereby authorized and has the power to sign and deliver, for and on behalf of the Company, all such deeds, documents, contracts and agreements, to make any representation, to deliver or have delivered any certificate and to do such other acts and things as he or she may deem necessary, in his or her full discretion, to give effect to this by-law, including, without limitation, the filing of articles of amendment to give effect to the creation of the preferred shares, as provided in this by-law.


By-law number 2004-1, adopted and signed on January 16, 2004.

(s) Pierre Karl Peladeau                           (s) Louis Saint-Arnaud

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Pierre Karl Peladeau                               Louis Saint-Arnaud
President                                          Secretary